                                                                  Exhibit (b)(2)


                                                             HIGHLY CONFIDENTIAL
                                                             -------------------




              PROJECT APPLE



              PRESENTATION TO THE SPECIAL COMMITTEE





              GOLDMAN, SACHS & CO.
              GOLDMAN SACHS (ASIA) L.L.C.
              NOVEMBER 12, 1999



[GOLDMAN SACHS LOGO]

TABLE OF EXHIBITS




                                                                                                    ------------------------
                                                                                                          EXHIBIT
                                                                                                    ------------------------
TRANSACTION SUMMARY                                                                                          1

OVERVIEW OF APPLE                                                                                            2

PUBLIC MARKET VALUATION                                                                                      3

PRIVATE MARKET VALUATION                                                                                     4

ANALYSIS OF PREMIA PAID IN SELECTED TENDER OFFERS AND MINORITY BIDS                                          5

DISCOUNTED CASH FLOW ANALYSIS                                                                                6


                                                                                                    ------------------------
                                                                                                          APPENDIX
                                                                                                    ------------------------

DETAILED FINANCIALS                                                                                          A


[GOLDMAN SACHS LOGO]

                                      TAB 1

TRANSACTION SUMMARY
APPLE



PURCHASER:                 -    New AAP Limited ("Purchaser") is a company
                                incorporated under the laws of Bermuda. It is a wholly-owned subsidiary of Apple Hold Co. L.P.
                                ("Hold Co"), a Bermuda limited partnership controlled by the principal shareholders of Apple (the "Principal Shareholders")

TENDER OFFER PRICE:        -    $18.00 per share, in cash

KEY STEPS:                 -    Purchaser, Hold Co and Apple will enter into a
                                Tender Offer and Amalgamation Agreement

                           -    Tender Offer will remain open for 30 days

                           - The Principal Shareholders will not tender but instead will transfer their shares in Apple to Hold Co

                                -- Principal Shareholders own approximately 84.9% of the shares

                                -- An additional 2% of shares are owned by charitable foundations established by the Principal Shareholders - these will be tendered in the Tender Offer

ADDITIONAL TRANSACTIONS:   -    Following the Tender Offer, Apple will either be
                                merged with and into Purchaser or outstanding shares in Apple will be compulsorily acquired, in each case for the Tender Offer Price in cash

                           - The shares will be de-listed from the NYSE and Australian Stock Exchange Limited

CONDITIONS:                -    None

EXPECTED FINANCING:        -    Morgan Guaranty bank facility

OTHER MATTERS:             -    Principal Shareholders will not sell their
                                shares to any third party



[GOLDMAN SACHS LOGO]

APPLE SUMMARY OF OFFER
(US$ IN MILLIONS, EXCEPT FOR PER SHARE DATA)



CURRENT PRICE AS OF NOVEMBER 10, 1999
                                                                                   CURRENT PRICE     INITIAL OFFER  REVISED OFFER
Premium to Market Price                                                                    0.0 %            34.1 %        55.7 %
Purchase Price Per Share                                                                 $ 11.56           $ 15.50       $ 18.00
Premium to 52-week Average                                                                 7.4 %            43.9 %        67.2 %
Increase from Initial Offer                                                                                               16.1 %

Number of Shares Outstanding (MM) (a)                                                       56.4              56.4          56.4
Number of Shares to be Purchased (MM): 15.1%                                                 8.5               8.5           8.5
Transaction Size ($MM)                                                                      98.3             131.7         153.0

Implied Equity Consideration - Basic                                                       652.6             874.9       1,016.0
Implied Equity Consideration - Options (b)                                                   0.0               0.0           0.0
                                                                                -------------------------------------------------
EQUITY CONSIDERATION - DILUTED (b)                                                         652.6             874.9       1,016.0
Net Debt (incl. Minority Interest) (c)                                                      15.7              15.7          15.7
ENTERPRISE VALUE                                                                           668.3             890.5       1,031.6

EV MULTIPLE OF SALES (d)                                FY 1999A        $ 501.5              1.3 x             1.8 x         2.1 x
                                                        FY 2000E        $ 586.9              1.1               1.5           1.8
                                                        FY 2001E        $ 625.8              1.1               1.4           1.6

EV MULTIPLE OF EBITDA (d)                               FY 1999A         $ 39.1             17.1 x            22.8 x        26.4 x
                                                        FY 2000E         $ 55.8             12.0              16.0          18.5
                                                        FY 2001E         $ 63.0             10.6              14.1          16.4

EV MULTIPLE OF EBIT (d)                                 FY 1999A         $ 26.3             25.4 x            33.8 x        39.2 x
                                                        FY 2000E         $ 42.5             15.7              21.0          24.3
                                                        FY 2001E         $ 48.6             13.8              18.3          21.2

EQUITY MULTIPLE OF NET INCOME (d)                       FY 1999A         $ 12.5             52.3 x            70.1 x        81.4 x
                                                        FY 2000E         $ 26.1             25.0              33.6          39.0
                                                        FY 2001E         $ 31.8             20.5              27.5          31.9


PREMIUM TO:
                                                    52-Week High         $14.44            (19.9)%             7.3 %        24.7 %
                                                   All-Time High          49.50            (76.6)            (68.7)        (63.6)
                                                     52-Week Low           7.13             62.3             117.5         152.6


(a)   As of August 31, 1999.
(b) Assumes 0.3 million options outstanding with a weighted average strike price of $34.54. All are out of the money.
(c) Assumes net debt of $(103.8) million and minority interest in Mango of $119.5 million as of November 10, 1999. Calculated at current market value.
(d)   FY2000-4E estimates by Acorn in conjunction with Apple

                                     TAB 2

SWOT ANALYSIS
APPLE
                                                            [GOLDMAN SACHS LOGO]


--------------------------------------------------------------------------------
                                    STRENGTHS
--------------------------------------------------------------------------------

-   Dynamic marketplace with potential for high growth, particularly in China

- One of the longest established, largest direct selling company in each region with powerful sales force

- Well-recognized brand name, and strong reputation for high quality products commanding premium pricing

- Owner families provide strong culture which transcend regional differences and act as unifying element

-   Strong local management teams

- Distributors setting up "second business" abroad (e.g. HK and Taiwanese distributors in China) act as flow of expertise and best practice between regions

-   Low cost base in most regions

-   Low product return rates

-   Healthy balance sheet with little fixed assets/capex needs except in China

--------------------------------------------------------------------------------
                                   WEAKNESSES
--------------------------------------------------------------------------------

-   Sustained recession resulting in:

    -- Consumers being more selective in purchases and passing on high-ticket items

    -- Shrinking distributor force due to poor new application and renewal rates

    -- Foreign exchange fluctuations impacting gross margin as only partially "hedged" and increased purchasing costs cannot entirely be passed through to consumers

-   Suffers from poor public image of multi-level direct selling in general

- High dependence on China for growth but ban on all direct selling activity in 1998 derailed strategy

-   Mature businesses with aging image in Australia, New Zealand, HK and Taiwan

- Complex distributor system inherently difficult to control and monitor, exposing it to potential abuses

- Dependent on a small number of distributor leaders (HK and Taiwan suffered when its distributor leaders focused on China and neglected their local development)

-   High cost of sourcing from Ada, Michigan

--------------------------------------------------------------------------------
                                  OPPORTUNITIES
--------------------------------------------------------------------------------

-   Economic recovery throughout the region

- Recovering the initial growth potential in China by quickly adapting to regulatory needs

-   Strong foundation from which to expand further in the region

-   Initiating internet strategy in maturer markets as growth opportunity

- Scope for further product launches targeted specifically to the local markets, including alliances with other brands

- Further scope to increase sponsorship activity in each region (China, Malaysia and Thailand still at growth stage, while in other more saturated markets new generation of distributor leaders are being cultivated)

-   Further cost cutting

--------------------------------------------------------------------------------
                                     THREATS
--------------------------------------------------------------------------------

-   Continued recessionary environment

- The current recession may have fundamentally altered consumer mentality towards a more commoditized environment

-   Continued uncertainty in China

-   Increased competition from multi-national and local:

    --  Direct selling companies competing for distributors

    --  Consumer products manufacturers competing for end users

- Abuse by other direct selling companies tarnishing industry's, and hence Apple's, image

- Vulnerable to unexpected attacks by the public and any ensuing regulatory tightening

-   Continuing need to adapt business model to changes in environment

- Need to establish appropriate infrastructure to support , manage and control rapid expansion, particularly in China

RECENT EVENTS
APPLE


Apple's share price
has been negatively
impacted by the                    [ANNOTATED SHARE PRICE GRAPH]
Asian crisis and the
ban on direct selling
in China


[GOLDMAN SACHS LOGO]


Source: Mueller; news runs

                                                            [GOLDMAN SACHS LOGO]


SUMMARY OF HISTORICAL FINANCIALS
APPLE

      -------------------------------------------------------------------
                                     SALES
      -------------------------------------------------------------------
           [Graph of 1995-2000E Sales and Year-on-Year Sales Growth]
                            1995-2000E CAGR: (4.0)%

      -------------------------------------------------------------------
                                 GROSS PROFIT
      -------------------------------------------------------------------
              [Graph of 1995-2000E Gross Profit and Gross Margin]
                            1995-2000E CAGR: (5.4)%

      -------------------------------------------------------------------
                                     EBIT
      -------------------------------------------------------------------
                   [Graph of 1995-2000E EBIT and EBIT Margin]
                            1995-2000E CAGR: (19.8)%

      -------------------------------------------------------------------
                                   Net Income
      -------------------------------------------------------------------
                [Graph of 1995-2000E Net Income and Net Margin]
                            1995-2000E CAGR: (21.9)%







Source:  20-F, FY2000E estimates from Acorn in conjunction with Apple

                                                            [GOLDMAN SACHS LOGO]

SHARE PRICE HISTORY
APPLE

      -------------------------------------------------------------------
                                 Since IPO (a)
      -------------------------------------------------------------------
                [Graph of closing stock price and volume traded]

      -------------------------------------------------------------------
                                Three Years (b)
      -------------------------------------------------------------------
                [Graph of closing stock price and volume traded]

      -------------------------------------------------------------------
                                  One Year (c)
      -------------------------------------------------------------------
                [Graph of closing stock price and volume traded]

      -------------------------------------------------------------------
                                 Six Months (d)
      -------------------------------------------------------------------
                [Graph of closing stock price and volume traded]



Source:  Mueller

(a)      Plotted monthly from 12/17/1993 to 10/29/1999
(b)      Plotted weekly from 11/1/1996 to 10/29/1999
(c)      Plotted daily from 10/29/1998 to 10/29/1999
(d)      Plotted daily from 4/29/1999 to 10/29/1999

SHARES TRADED AT VARIOUS PRICES (a)
APPLE
(US$)




[SINCE IPO (b) BAR CHART]              [THREE YEARS (c) BAR CHART]



[ONE YEAR (d) BAR CHART]               [SIX MONTHS (e) BAR CHART]




% OF 1999 YTD TRADING VOLUME

    [PIE CHART]


Source:  Mueller
(a)      NYSE only.
(b)      From 12/17/1993 to 10/29/1999.
(c)      From 11/1/1996 to 10/29/1999.
(d)      From 10/29/1998 to 10/29/1999.
(e)      From 4/29/1999 to 10/29/1999.


[GOLDMAN SACHS LOGO]

HISTORICAL RELATIVE STOCK PRICE PERFORMANCE
APPLE


Asian Direct Marketing Index
----------------------------
Mango
Cosway

US Direct Marketing Index
-------------------------
Avon
Herbalife
Nu Skin
Rexall Sundown
Thomas Nelson
Tupperware

Japanese Direct Marketing Index
-------------------------------
Avon Japan
Ivy Cosmetics
Juniper
Noevir
Shaklee Japan

HangSeng Index
--------------

Apple
-----

      -------------------------------------------------------------------
                                 Since IPO (a)
      -------------------------------------------------------------------
      [Graph of Asian Direct Marketing Index, US Direct Marketing Index, Japanese Direct Marketing Index, Hang Seng Index, and Apple relative price performance]

      -------------------------------------------------------------------
                                Three Years (b)
      -------------------------------------------------------------------
      [Graph of Asian Direct Marketing Index, US Direct Marketing Index, Japanese Direct Marketing Index, Hang Seng Index, and Apple relative price performance]

      -------------------------------------------------------------------
                                  One Year (c)
      -------------------------------------------------------------------
      [Graph of Asian Direct Marketing Index, US Direct Marketing Index, Japanese Direct Marketing Index, Hang Seng Index, and Apple relative price performance]

      -------------------------------------------------------------------
                                 Six Months (d)
      -------------------------------------------------------------------
      [Graph of Asian Direct Marketing Index, US Direct Marketing Index, Japanese Direct Marketing Index, Hang Seng Index, and Apple relative price performance]

Source:  Mueller
(a)      Plotted monthly, from 12/17/1993 to 10/29/1999.
(b)      Plotted weekly, from 11/1/1996 to 10/29/1999.
(c)      Plotted daily, from 10/29/1998 to 10/29/1999.
(d)      Plotted daily, from 4/29/1999 to 10/29/1999.


[GOLDMAN SACHS LOGO]

SUMMARY OF RESEARCH COMMENTS
APPLE


                                   SHARE
                   COMPANY         PRICE          EPS           RATING                               COMMENTS
    DATE
-------------- ---------------- ------------ -------------- --------------- --------------------------------------------------------
7/9/1999       Oscar Gruss      $13-7/16         $0.46           Buy        -    Rating was upgraded to Buy from Long-Term
                                               (FY2000E)                         Accumulate on the back of strong third quarter
                                                                                 earnings

                                                                            -    EPS estimates were increased from $0.41 to 0.46
                                                                                 based on expected strong sales growth for China and
                                                                                 Malaysia

                                                                            -    The China Business Revitalization Program has been
                                                                                 successful and dramatic growth in China is
                                                                                 projected. Stabilization of the Malaysian currency
                                                                                 and the receipt of three-year direct selling
                                                                                 license translate into stronger sales in that
                                                                                 country

                                                                            -    Cost reduction programs will help improve other
                                                                                 markets
-------------- ---------------- ------------ -------------- --------------- --------------------------------------------------------
7/7/1999       Merrill Lynch    $13-3/16         $0.50        Long-Term     -    EPS estimates were increased from $0.35 to $0.50
               & Co                            (FY2000E)      Accumulate         in 2000.  The increases were primarily due to the
                                                                                 emerging Asian economic recovery, continued
                                                                                 revitalization in China and improvement in other
                                                                                 markets

                                                                            -    The shares remain rated Neutral for the
                                                                                 intermediate term based on price
-------------- ---------------- ------------ -------------- --------------- --------------------------------------------------------
2/2/1998       Morgan Stanley   18               N.A.          Neutral      -    Operations in China plagued by difficult
               Dean Witter                                                       regulatory environment and change in company's
                                                                                 product return policy

                                                                            -    Gross margins under pressure as Asian currencies
                                                                                 weaken against the dollar

                                                                            -    Infrastructure costs in China not being adequately
                                                                                 supported by sales


[GOLDMAN SACHS LOGO]

MACROECONOMIC ENVIRONMENT (a)
ASIA


[Graph of Year-on-Year GDP growth rate 1995-2003E for China, Malaysia, Thailand, Hong Kong, Taiwan, Australia, New Zealand]


(a)      Data plotted yearly.
Source: Latest EIU reports (7/8/1999 - 10/1/1999), except for 1999E and 2000E estimates, where GS Research (10/14/1999) was used




[GOLDMAN SACHS LOGO]

ASIAN CURRENCY EXCHANGE RATE HISTORY
VS. US$


[Graph of China Renminbi, Hong Kong Dollar, Taiwan Dollar, Malaysian Ringgitt, New Zealand Dollar, Thailand Baht, Australian Dollar vs. US$ 1997-2001E]



Source: Historical data from Datastream, projections for 12/31/1999 and 12/31/2000 from GS Research (10/14/1999), 12/31/2001 and 12/31/2002 from EIU reports (7/8/1999-10/1/1999)



[GOLDMAN SACHS LOGO]

                                                            [GOLDMAN SACHS LOGO]


DISTRIBUTOR FORCE AND PRODUCTIVITY ANALYSIS
APPLE


      -------------------------------------------------------------------
                                 No. of Distributors (1)
      -------------------------------------------------------------------
      [Graph of number of distributors in Taiwan, Malaysia, Thailand, Australia, China, Hong Kong, New Zealand 1994-1999]

                         Total Distributors CAGR: 3.0%


      -------------------------------------------------------------------
                          Distributor Productivity (1)
      -------------------------------------------------------------------
      [Graph of net sales per distributor in Taiwan, Malaysia, Thailand, Australia, China, Hong Kong, New Zealand 1994-1999]

                        Total Productivity CAGR: (7.4)%




(1)      All CAGR figures based on 5 years except China 3 years.

                                     TAB 3

                                                            [GOLDMAN SACHS LOGO]

COMPARISON OF SELECTED COMPANIES
DIRECT SALES
(US$ in millions, except per share data)
Market Data as of 11/10/99


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Enterprise Value
                                            % of 3     Basic Equity   Levered    LTM Margins (b)         Multiples of LTM (b)
                                % of 52    Year High      Market      Market    -----------------     ---------------------------
           Company             Week High     Price          Cap         Cap     EBITDA       EBIT     Sales      EBITDA     EBIT
-----------------------------------------------------------------------------------------------------------------------------------

Apple (a)                          80.1%      23.4%        $ 653       $ 545      7.8%         5.2%      1.1x    13.9 x      20.7x

US Direct Sales Companies
-------------------------
Avon (d)                           51.2       51.2         7,498       7,941     13.4         11.9       1.5      11.3       12.7
Nu Skin                            43.4       35.4           361         349     20.7         16.8       0.4       1.8        2.3
Tupperware (e)                     73.8       34.4         1,084       1,417     17.5         11.5       1.3       7.7       11.7
Thomas Nelson                      70.5       63.7           140         237     12.1          8.7       0.9       7.4       10.3
Herbalife                          87.3       36.4           381         273      5.2          4.2       0.2       3.1        3.8
Rexall Sundown                     48.2       28.3           704         713     19.6         17.5       1.2       6.2        6.9
Nature's Sunshine                  39.8       24.7           124          99     13.6         11.8       0.3       2.5        2.9
USANA                              41.0       32.4            94          92     15.8         13.2       0.8       5.1        6.0

-----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                             14.7%        12.0%      0.8x      5.6x       7.1x
Median                                                                           14.7         11.9       0.8       5.6        6.5
-----------------------------------------------------------------------------------------------------------------------------------

Asian Direct Sales Companies
----------------------------
Cosway Corp. Berhad                63.4       34.0           163         410      7.8          5.3       1.1      14.3       21.0
Mango                              95.4       52.5           244         243     14.2         13.6       2.9      20.7       21.6

-----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                             11.0 %        9.4 %     2.0 x    17.5 x     21.3 x
Median                                                                           11.0          9.4       2.0      17.5       21.3
-----------------------------------------------------------------------------------------------------------------------------------

Japanese Direct Sales Companies
-------------------------------
Juniper                            68.3       20.5         1,324       1,118     15.5         14.1       0.8       5.3        5.8
Avon Japan                         73.7       62.3           144         140      4.1          1.8       0.5      11.5       26.4
Ivy Cosmetics                      68.1       59.1            41          32     19.8         16.7       0.6       3.0        3.6
Noevir                             69.0       41.9           400         280      7.4          4.1       0.7      10.1       18.4
Shaklee Japan                      80.6       54.9           238         170     13.7         13.6       1.5      10.6       10.7

-----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                             12.1 %       10.0 %     0.8 x     8.1 x     13.0 x
Median                                                                           13.7         13.6       0.7      10.1       10.7
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                         Calendarized
                                       P/E Multiples (c)            5-Yr Est.
                                      ------------------               EPS             P/E to Growth              Dividend
           Company                    2000E        2001E          Growth (c) (f)    2000E         2001E            Yield
--------------------------------------------------------------------------------------------------------------------------------

Apple (a)                               46.3 x       17.8 x              17.5 %        2.6 x          1.0 x          N.A.

US Direct Sales Companies
-------------------------
Avon (d)                                15.5         12.6                14.0          1.1            0.9            2.5
Nu Skin                                  8.5          7.1                20.0          0.4            0.4           N.A.
Tupperware (e)                          10.8          9.7                11.0          1.0            0.9            4.7
Thomas Nelson                           10.2          9.1                12.5          0.8            0.7            1.6
Herbalife                                8.1         N.A.                N.A.         N.A.           N.A.            4.5
Rexall Sundown                          10.0          1.5                15.0          0.7            0.1           N.A.
Nature's Sunshine                        6.5          5.7                N.A.         N.A.           N.A.            1.8
USANA                                   11.2          8.2                N.A.         N.A.           N.A.           N.A.

--------------------------------------------------------------------------------------------------------------------------------
Mean                                    10.1 x        7.7 x              14.5 %        0.8 x          0.6 x          3.0 %
Median                                  10.1          8.2                14.0          0.8            0.7            2.5
--------------------------------------------------------------------------------------------------------------------------------

Asian Direct Sales Companies
----------------------------
Cosway Corp. Berhad                     N.A.         N.A.                N.A.         N.A.           N.A.            1.6
Mango                                   19.2         15.9                 6.0          3.2            2.7            2.7

--------------------------------------------------------------------------------------------------------------------------------
Mean                                    19.2 x       15.9 x               6.0 %        3.2 x          2.7 x          2.2 %
Median                                  19.2         15.9                 6.0          3.2            2.7            2.2
--------------------------------------------------------------------------------------------------------------------------------

Japanese Direct Sales Companies
-------------------------------
Juniper                                 16.2         15.3                 2.0          8.1            7.7           10.3
Avon Japan                              30.4         N.A.                N.A.         N.A.           N.A.            2.8
Ivy Cosmetics                            8.7         N.A.                15.0          0.6           N.A.            1.8
Noevir                                  32.5         N.A.                17.6          1.8           N.A.            1.7
Shaklee Japan                           29.1         N.A.                 2.0         14.6           N.A.            3.1

--------------------------------------------------------------------------------------------------------------------------------
Mean                                    23.4 x       15.3 x               9.2 %        6.3 x          7.7 x          3.9 %
Median                                  29.1         15.3                 8.5          5.0            7.7            2.8
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                                                       5-yr            Non-US Sales     Asian as
                                                       Sales             as % of       % of Total
           Company                      ROCE           CAGR               Total          Sales
--------------------------------------------------------------------------------------------------

Apple (a)                               8.5 %          (3.9)%            100.0 %         100.0 %

US Direct Sales Companies
-------------------------
Avon (d)                                  1.9           6.3                 60.7            12.4
Nu Skin                                  42.4          52.5                 99.1            88.2
Tupperware (e)                           55.6          (1.6)                84.8            21.1
Thomas Nelson                             8.1          12.8                 N.A.            N.A.
Herbalife                                25.8          18.9                 70.7            43.8
Rexall Sundown                           28.3          41.6                 N.A.            N.A.
Nature's Sunshine                        29.9          18.4                 36.8             3.7
USANA                                    35.0          99.3                 45.1            16.2

-------------------------------------------------------------------------------------------------
Mean                                     28.4 %        31.0 %               66.2 %          30.9 %
Median                                   29.1          18.6                 65.7            18.7
-------------------------------------------------------------------------------------------------

Asian Direct Sales Companies
----------------------------
Cosway Corp. Berhad                      (0.3)         16.4
Mango                                    18.5           9.4

-------------------------------------------------------------------------------------------------
Mean                                      9.1 %        12.9 %
Median                                    9.1          12.9
-------------------------------------------------------------------------------------------------

Japanese Direct Sales Companies
-------------------------------
Juniper                                  17.8          (1.8)
Avon Japan                                5.0           8.6
Ivy Cosmetics                             9.7           1.9
Noevir                                    3.0          (3.4)
Shaklee Japan                             6.4          (4.8)

-------------------------------------------------------------------------------------------------
Mean                                      8.4 %         0.1 %
Median                                    6.4          (1.8)
-------------------------------------------------------------------------------------------------


(a)  Financial Statement data as of 08/31/1999.
(b)  Financial statement data as of latest twelve months available.
(c) Source: IBES estimates as of 11/10/99. Asia and Japan marketing companies not calendarized.
(d) Excludes $105.2m and $70.5m in restructuring charges in 1999 & 1998 respectively.
(e)  Excludes $15m re-engineering charge in 1998.
(f)  Juniper growth estimate from Merrill Lynch Report dated 10/15/1999.

                                                            [GOLDMAN SACHS LOGO]

SELECTED PERFORMANCE BENCHMARKS
DIRECT MARKETING COMPANIES



[HISTORICAL SALES GROWTH 5 YEAR CAGR CHART]    [LTM GROSS AND EBIT MARGIN CHART]




[PROJECTED 5 YEAR EPS GROWTH RATE CHART] [LTM RETURN ON COMMON EQUITY CHART]




Source: Historical figures from company reports; projected 5 year EPS growth rates from IBES.

                                                            [GOLDMAN SACHS LOGO]




APPLE HISTORICAL PERFORMANCE


[EV MULITPLE OF TRAILING EBIT (a) CHART]



[PRICE MULTIPLE OF ONE YEAR FORWARD EPS (b) CHART]



                           [DIVIDEND YIELD (c) CHART]





(a) Multiple of immediately preceding fiscal year EBIT. Weekly closing price, except current week for close 11/10/99.
(b) IBES one year forward EPS estimates. Weekly closing price, except current week for close 11/10/99.
(c)   In US$ yield calculated on daily closing price.
Source:  Factset

                                                            [GOLDMAN SACHS LOGO]


FUTURE TRADING RANGE ANALYSIS
APPLE



                                    [GRAPH]

Source:  EPS projections from Acorn in conjunction with Apple

FUTURE TRADING RANGE SENSITIVITY ANALYSIS (a)
APPLE


                 Hypothetical Share Price Today if Exit in 4 Years at:

                 Various Exit Forward P/E Multiples and Expected Returns (b)


                                          EXIT FWD P/E MULTIPLE IN 4 YEARS
                         -------------------------------------------------------------------
                                  15x           20x          25x          30x          35x
                   16.0%         5.87          7.82         9.78         11.74        13.69
EXPECTED           14.0%         6.30          8.40        10.50         12.60        14.70
 EQUITY            12.0%         6.77          9.03        11.28         13.54        15.80
 RETURN            10.0%         7.29          9.71        12.14         14.57        17.00
                    8.0%         7.85         10.47        13.08         15.70        18.32


                 Various Incremental FY2004E EPS and Expected Returns (b)(c)

                                           INCREMENTAL FY2004E EPS
                         -------------------------------------------------------------------
                                (20.0)%       (10.0)%      0.0 %         10.0 %       20.0 %
                   16.0%         7.82          8.80         9.78         10.76        11.74
EXPECTED           14.0%         8.40          9.45        10.50         11.55        12.60
 EQUITY            12.0%         9.03         10.15        11.28         12.41        13.54
 RETURN            10.0%         9.71         10.93        12.14         13.36        14.57
                    8.0%        10.47         11.78        13.08         14.39        15.70



(a) Assumes expected return for shareholders comprise dividend yield and share price appreciation
(b) Assumes 2% dividend yield, consistent with dividend yield of selected comparable publicly listed companies
(c)  Assumes 25x forward P/E at time of exit
Source: FY2004E forecasts from Acorn in conjunction with Apple



                                                            [GOLDMAN SACHS LOGO]

                                     TAB 4

                                                            [GOLDMAN SACHS LOGO]

MH MILLENNIUM ACQUISITION OF HERBALIFE
SEPTEMBER 17, 1999


--------------------------------------------------------------------------------
                                 BACKGROUND (a)
--------------------------------------------------------------------------------

- MH Millennium Acquisition, a subsidiary of MH Millennium Holdings, tendered for all outstanding shares of Herbalife it does not already own. The Tender was effective on September 17, 1999 until October 15, 1999, however was extended at the same price until November 24, 1999. The initial proposal of $12.50 on August 11, 1999 was rejected by the Special Committee as being unfair

- The purchaser is the Company's founder, CEO, President and Chairman Mark Hughes, who owns 100% of MH Millennium Holdings which beneficially owns 55.4% and 59.0% of outstanding Herbalife Class A and B Shares respectively

- Herbalife is a network marketing company that sells a wide range of weight management products, food and dietary products worldwide. Number of worldwide distributors is 750,000. Japan accounted for 32% of 1998 sales

- The motive for transaction was the deterioration in Herbalife's share price, which was considered undervalued by the Company. Management wanted the freedom to invest in long-term markets

-    Marketplace reaction (b): "Institutional shareholders who stood by founder
                               Mark Hughes . . . are crying foul over his plan to take the company private." "I think the $17 price is ridiculous. The only ones making money on this stock are insiders." - Richard Todaro, Kennedy Capital Management



--------------------------------------------------------------------------------
                             SUMMARY FINANCIALS (a)
--------------------------------------------------------------------------------
                        Financial Year ended December 31,
--------------------------------------------------------------------------------

(US$mm)                          1997               1998            LTM 9/1999
--------------------------------------------------------------------------------

Retail Sales                   1,490.7             1,644.8           1,746.1
   Y-on-Y Growth (%)              24.2                10.3               7.6

Gross Profit                   1,285.6             1,414.0           1,501.6
   Gross Margin (%)               86.2               85.97              86.0

EBIT                              86.0                78.3              83.0
   Margin (%)                      5.8                 4.8               4.8

Net Income                        54.7                48.5              50.8
   Margin (%)                      3.7                 3.0               2.9

Net Debt                       (118.6)             (100.9)            (129.5)(d)

Fully Diluted EPS                 1.72                1.60              1.30


--------------------------------------------------------------------------------
                             TRANSACTION SUMMARY (a)
--------------------------------------------------------------------------------

Current Price of Tender:        $17.00       Initial Price (non-public):  $12.50

# of Shares Tendered for:                    Class A: 4.3m         Class B: 7.3m

% of Total Shares O/S                                42.9%                 39.5%

Transaction Size (c): ($)                           267.8m

Implied Equity Consideration (c): ($)               543.0m

Implied Enterprise Value (c) (d): ($)               415.5m


             Multiple of                            Premium (Class A/B)
----------------------------------------     -----------------------------------
LTM Retail Sales:                   0.2x     1 Day Prior:                39/84%

LTM EBIT:                           5.0x     52 wk High:             (41)/(38)%

LTM Net Income:                    10.7x     52 wk Low:                127/183%

2000E Net Income (e)               10.3x


--------------------------------------------------------------------------------
                       5 YEAR SHARE PRICE PERFORMANCE (f)
--------------------------------------------------------------------------------

                     [5 YEAR SHARE PRICE PERFORMANCE CHART]



(a) Source: Company filings (10K, 10Q, SC 14D1, LTM from unaudited company release).
(b)      Source:  LA Times dated September 16,1999.
(c)      Includes purchase of options.
(d)      Net debt from 6/1999 10-Q, latest available.
(e)      IBES Estimates.
(f)      Source:  Muller.

                                                            [GOLDMAN SACHS LOGO]

INDUSTRI KAPITAL & JOCHNICK FAMILY ACQUISITION OF ORIFLAME
SEPTEMBER 7, 1999


--------------------------------------------------------------------------------
                                     Background
--------------------------------------------------------------------------------

- MBO bid by Oriflame Trading, a unit of Oriflame International will lead to control by both the Industri Kapital Group and the Jochnick family. The two groups launched a tender offer for 49.73m shares at 265p for a 27.7% premium on the undisturbed market price. The stock delisted from the LSE on 10/14/1999

- The bidders are the founding Jochnick family and the Anglo-Swedish private equity group, Industri Kapitol. Each will own 50% of the ensuing privately held corporation

- A strong motivating factor for the tender offer was the need for the family to be able to build a strong distribution system in those countries where the economy was in depression

- Oriflame International is a direct seller in 52 countries with over 750,000 distributors. It is one of the leading direct selling cosmetics companies in the world. Oriflame utilizes retail outlets and pharmacies for some of its brand name items

- Oriflame has limited exposure to Asian Pacific countries, with a distributor sales force only in Malaysia and Indonesia. Shelved plans to grow presence in Asia until economic upturn begins


--------------------------------------------------------------------------------
                                 FINANCIALS (c)
--------------------------------------------------------------------------------
                             FISCAL YEAR ENDING DEC. 31,
--------------------------------------------------------------------------------

(GBPmm)                                   1997                        1998
--------------------------------------------------------------------------------
Sales                                     252.8                       233.1
   Y-on-Y Growth (%)                        9.2                       (7.8)

Gross Profit                              176.6                       162.3
   Gross Margin (%)                        69.9                        69.6

EBIT                                       43.0                        30.2
   Margin (%)                              17.0                        13.0

Net Income                                 32.0                        16.8
   Margin (%)                              12.7                         7.2

Net Debt                                    3.1                        24.7

EPS (Fully Diluted)                        30.9                        16.5



--------------------------------------------------------------------------------
                             Transaction Summary (a)(b)
--------------------------------------------------------------------------------

Price:                                                265p
# of Shares Tendered for:                            49.7m
% of Total Shares O/S                                50.1%
Transaction Size: (GBP)                             131.8m
Implied Equity Consideration: (GBP)                 265.5m
Implied Enterprise Value: (GBP)                     290.1m


          Multiple of Latest FYE                             Premium
----------------------------------------     -----------------------------------
Sales:                              1.2x     Undisturbed                    28%
                                             Price:

EBIT:                               9.6x     52 wk High:                     0%

Net Income:                        15.8x     52 wk Low:                    121%

2000E Net Income:                  12.6x


--------------------------------------------------------------------------------
                       5 YEAR SHARE PRICE PERFORMANCE (d)
--------------------------------------------------------------------------------



                     [5 YEAR SHARE PRICE PERFORMANCE CHART]







(a) All data in UK Pounds except per share, which is in pence; FDSO = 100.17MM
(b) IBES estimates.
(c) Financial data based on company reports as of calendar year end; 1998 before discontinued operations; 1997 before merger costs; LTM not meaningful due to insufficient disclosure of interim effects of discontinued operations
(d) Source:  Mueller.
(e) Bloomberg.

                                                            [GOLDMAN SACHS LOGO]

AVON INTERNATIONAL OPERATIONS TOB FOR AVON PRODUCTS
SEPTEMBER 14, 1992



--------------------------------------------------------------------------------
                                   Background
--------------------------------------------------------------------------------

- On September 14, 1992, Avon International Operations Inc., a subsidiary of Avon (US), commenced a TOB to acquire shares it did not already own in Avon Products Co., Ltd.

- The buyer already held 60% of the outstanding common stock in Avon Products Co., Ltd.

- Although the purchase price was set at a 20% premium to the market price, Avon International Operations Inc. was able to purchase only 5,757,000 shares, or approximately 42% of the shares it had tendered for

- The primary reason for the lack of success was that many of the investors had initially bought into the stock at prices significantly higher than the offer price



--------------------------------------------------------------------------------
                             Summary Financials (a)
--------------------------------------------------------------------------------

(Ymm)                                  11/1990                      11/1991
                                       --------                      --------

Sales                                    39,382                       40,885
       Y-on-Y Growth (%)                  (1.9)                        (3.8)
Gross Profit                              7,809                        8,101
     Margin                              (19.8)                       (19.8)
EBIT                                      3,685                        3,708
     Margin                               (9.4)                        (9.1)
Net Income                                2,041                        1,542
     Margin                               (5.2)                        (3.8)
Net Debt                                 11,630                        9,811
EPS                                       15.02                        11.35




--------------------------------------------------------------------------------
                             Transaction Summery (a)
--------------------------------------------------------------------------------

(Ymm)
Offer Price:                                                  (Y)560
# of Shares Tendered for:                               13.6m (up to 20m)
% of Total Shares O/S:                                  20% (up to 29.4%)
Transaction Size:                                                (Y)7,616m
Implied Equity Consideration:                                   (Y)38,080m
Implied Enterprise Value:                                       (Y)47,891m

                 Multiple of                                   Premium
------------------------------------------      --------------------------------
FY 1991 Sales (x):                    1.1x      1 Day Prior:              19.1%
FY 1991 EBIT:                        12.9x      52 wk High:             (27.9)%
FY 1991 Net Income:                  24.7x      52 wk Low:                60.0%
FY 1992E Net Income:                 22.4x


--------------------------------------------------------------------------------
                       5 Year Share Price Performance (b)
--------------------------------------------------------------------------------
                   [5 Year Share Price Performance (b) Chart]



(a)      Source: SDC, Japan Company Handbook, company disclosure material.
(b)      Source: Nikkei-Needs Database.

                                     TAB 5

                                                            [GOLDMAN SACHS LOGO]


PREMIA PAID IN RECENT ASIAN TENDER OFFERS
INCLUDES AUSTRALIA AND NEW ZEALAND (a)(b)(c)


               [PREMIA PAID IN RECENT ASIAN TENDER OFFERS CHART]

                                 [Mean: 23.0%]

                                [Median: 18.2%]


(a)      Australia and New Zealand represent 75.6% of total deals.
(b)      Premiums calculated to closing price 1 day prior to announcement.
(c)      For deals where data available.
Source:  SDC; last 5 years

PREMIA PAID IN RECENT ASIAN TENDER OFFERS
EXCLUDES AUSTRALIA AND NEW ZEALAND (a) (b) (c)



               [PREMIA PAID IN RECENT ASIAN TENDER OFFERS CHART]

                                  [Mean 8.6%]

                                 [Median 6.1%]



(a) Includes India, Indonesia, Hong Kong, Malaysia, Philippines, Singapore and Thailand.
(b)      Premiums calculated to closing price one day prior to announcement.
(c)      For deals where data available.
Source:  SDC, last 5 years


[GOLDMAN SACHS LOGO]

PREMIA PAID IN SELECTED JAPANESE TENDER OFFERS


Announcement           Target                                 Buyer                              Offer Price Premium*
---------------------------------------------------------------------------------------------------------------------------
9/9/1999               Toho Rayon                             Teijin                                      7.8%
2/16/1999              Apollo Electronics                     Rohm                                       44.1%
11/10/1998             Komatsu Zenoah                         Komatsu                                    23.0%
11/2/1998              Torii Pharmaceutical                   Japan Tabacco                               7.2%
10/16/1998             Tensho Electric                        Sanko                                      95.2%
8/31/1998              Daihatsu Co., Ltd.                     Toyota Motor Corp.                          6.8%
4/21/1998              Japan Marine Technologies Ltd.         TI Group PLC                               56.8%
---------------------------------------------------------------------------------------------------------------------------
4/17/1998              NCR Japan Ltd.                         NCR Holdings Ltd.                          26.5%
---------------------------------------------------------------------------------------------------------------------------
4/2/1998               Biotech K.K.                           Showa Denko K.K.                            3.3%
11/26/1997             Unidux corp.                           Kanematsu Corp.                            72.8%
9/24/1996              Royal Electric Co., Ltd.               Ono Warehouse Co., Ltd.                    14.0%
3/23/1993              Sakura Rubber Co., Ltd.                Management                                  4.7%

                                                              Average                                    30.2%
                                                              Median                                     18.5%



*  Premium over closing price 1 day prior to announcement.

Source:  Press reports



[GOLDMAN SACHS LOGO]

PREMIA PAID IN RECENT US TENDER OFFERS (a) (b)


                 [PREMIA PAID IN RECENT US TENDER OFFERS CHART]

                                 [Mean: 29.2%]

                                [Median: 33.5%]



(a)      Premium calculated to closing price 1 day prior to announcement.
(b)      For deals where data available.
Source: SDC; all US tender offers launched since 10/1994




[GOLDMAN SACHS LOGO]

                                                            [GOLDMAN SACHS LOGO]


COMPARISON OF SELECTED MINORITY BUYOUTS (a)


[PREMIUM OF INITIAL VS. CLOSING STOCK PRICE ONE DAY PRIOR TO ANNOUNCEMENT CHART]
          Mean: 17.4%
          Median: 14.3%
          Herbalife A: 2.0%(b)
          Herbalife B: 35.1%(b)

[PERCENT INCREASE IN FINAL PRICE VS. INITIAL BID CHART]
          Mean: 10.9%
          Median: 8.5%
          Herbalife: 36.0%
          Herbalife: 36.0%


[PREMIUM OF FINAL PRICE VS. CLOSING STOCK PRICE ONE DAY PRIOR TO ANNOUNCEMENT]
          Mean: 26.0%
          Median: 21.4%
          Herbalife: 38.8%(c)
          Herbalife: 83.8%(c)



(a) Represents transactions in excess of $100 million from 1989 to 1999 where the acquiror had in excess of approximately 50% ownership prior to transaction and increased to 100% ownership.
(b) Based on offer price of $12.50 per share. This initial offer was non-public.
(c)      Based on offer price of $17 per share.
Source: SDC

                                     TAB 6

APPLE DISCOUNTED CASH FLOW ANALYSIS
KEY ASSUMPTIONS



- All financial projections have been provided by the SEC Reporting and Investor Relations Group within Acorn, which provides central financial services (financial reporting, strategic planning) to Apple under the Support Services Agreement

- The projections were updated in October to reflect any changes in the outlook for each region in light of fourth quarter FY1999 results

- FY2000 figures have been produced on a bottom-up, product-by-product, cost item-by-cost item basis by local management of each affiliate according to the annual budgeting process

- FY2001-FY2004 figures for each affiliate have been produced in the ordinary course of business by the SEC Reporting and Investor Relations Group, in conjunction with local management. FY2000 plan is extrapolated, using year-on-year net sales growth and margin ratios as key drivers. Foreign exchange rates and effective tax rates are assumed constant post FY2000. The Group extensively consults with each local management as to their operating environments, as well as reflecting Acorn's historical experience in other affiliates worldwide


- FY2000-FY2004 figures (in US$ terms) assume a steady recovery from 1998/9 economic downturn with no fundamental changes in distributor base, product line, cost structure, regulatory environment

     - Australia: 8% recovery in net sales in 2000, steady growth thereafter (2.2% CAGR), regaining pre-decline 1998 levels in 2004. EBIT margin erodes to 7.6% in 2003 but recovers to 8.8% in 2004.

     - New Zealand: 7% recovery in net sales in 2000, steady growth thereafter (5.0% CAGR) but still 20% down on pre-decline 1997 levels in 2004. EBIT margin increases from 0.6% in 2000 to 2.7% in 2004.

     - Malaysia: 8% recovery in net sales in 2000, steady growth thereafter (5.0% CAGR) but still 19% down on pre-decline 1997 levels in 2004. EBIT margin declines slightly from 13.6% in 2000 to 13.0% in 2004.

     - Thailand: 12% recovery in net sales in 2000, steady growth thereafter (6.9% CAGR) but still 28% down on pre-decline 1997 levels in 2004. EBIT margin increases slightly from 6.8% in 2000 to 7.9% in 2004.

     - Hong Kong: 10% recovery in net sales in 2000, steady growth thereafter (6.0% CAGR), regaining pre-decline 1997 levels in 2004. EBIT margin improves from -2.0% in 2000 to 1.5% in 2004.

     - Taiwan: continuing decline in net sales in 2000, flat in 2001. Steady recovery thereafter (4.5% CAGR) but still down 21% on pre-decline 1997 levels in 2004. EBIT margin kept largely constant around 5.5%.

     - China: sharp recovery in net sales in 2000, steady recovery thereafter (12.5% CAGR). Pre-decline1997 levels only regained in 2004. EBIT margin declines from 7.3% in 2000 to 6.5% in 2004.

- No significant capex is assumed beyond China and recurring maintenance items. Working capital requirement largely flat



[GOLDMAN SACHS LOGO]

EXCHANGE RATE ASSUMPTIONS




                                             FY97                     FY98                     FY99                   FY2000-04
----------------------------------- ------------------------ ------------------------ ------------------------ ---------------------
Australian Dollar                              1.293                    1.519                    1.575                    1.493
New Zealand Dollar                             1.452                    1.751                    1.882                    1.818

Malaysian Ringgit                              2.531                    3.714                    3.800                    3.800
Thai Baht                                     26.463                   41.317                   37.360                   38.000

China Renminbi                                 8.296                    8.281                    8.278                    8.300
Hong Kong Dollar                               7.739                    7.743                    7.751                    7.800
Taiwan Dollar                                 27.652                   32.391                   32.655                   33.300
----------------------------------- ------------------------ ------------------------ ------------------------ ---------------------


Source: Acorn in conjunction with Apple


[GOLDMAN SACHS LOGO]

ASIAN ECONOMIC OUTLOOK

China
-----

- China's GDP grew 7.4% for the first nine months of the year on the back of strong exports recovery (to Asia and the EU)

- Fears of RMB devaluation have been allayed with the wide trade surplus and stronger economic growth

- Current fiscal and monetary measures can go a long way to bolstering domestic demand

Hong Kong
---------

- Slow recovery ahead with GDP forecast at 0.6% this year, led by external sector and public fixed investment

- Weaker domestic demand and low inflation in China will lead to continued consumer price deflation

- Lack of exchange rate flexibility will drive a price adjustment if Hong Kong's competitiveness is to remain intact

Taiwan
------

- Optimistic export outlook with the absence of OECD slowdown and regional recovery, especially with its competitive high-tech industry

- Slow relaxation of credit conditions will make domestic demand pick-up higher than the current average market expectations

-    Trade figures show that earthquake did not significantly slow growth

Malaysia
--------

- Economic unpredictability and fears about political instability are in retreat

-    Slow increases in inflation reflect improved economic activity

- Loose monetary and fiscal policies have been main drivers for economic demand

-    Softening exchange controls signal rebound

Thailand
--------

-    The economy has bottomed and is on path to recovery

- There is evidence of broad-based domestic demand recovery which is bolstered by a brighter export outlook

- Last month, private consumption and investment also posted positive year-on-year growth for the first time in two years

- Bank of Thailand policy has stabilized the baht and kept interest rates low, which should increase the overall level of consumer confidence

Australia/New Zealand
---------------------

- Economy has been remarkably resilient to the Asian economic crisis, and stable GDP growth is expected to continue

- Private consumption is growing at an annual rate of almost 5%, close to the all time high, and retail sales are running at 7%



Source:  GS Research (July 1, 1999 - October 14, 1999)



[GOLDMAN SACHS LOGO]

APPLE DISCOUNTED CASH FLOW ANALYSIS
MANAGEMENT CASE
(US$ IN MILLIONS)

                                                                     August 31,                                            2000-2004
                             1997A       1998A       1999A       2000E       2001E       2002E       2003E      2004E        CAGR
                             -----       -----       -----       -----       -----       -----       -----      -----      ---------
Net Sales
  Australia                  121.8       124.2       107.4       115.6       119.1       119.1       122.5       126.0         2.2%
  New Zealand                 29.3        22.7        17.9        19.2        20.8        21.6        22.5        23.4         5.0%
  China                      178.0        68.3        55.5       120.0       138.0       151.8       167.0       192.0        12.5%
  Taiwan                     164.8       141.9       122.6       114.1       114.1       118.1       124.0       130.2         3.4%
  Hong Kong                   34.4        31.4        25.5        28.0        29.4        30.8        33.0        35.3         6.0%
  Malaysia                   135.2        94.7        83.5        90.0        94.5        99.2       104.2       109.4         5.0%
  Thailand                   181.6       104.3        89.2       100.0       110.0       115.5       121.3       130.4         6.9%
                            ------------------------------------------------------------------------------------------      ------
Net Sales                    845.2       587.6       501.5       586.9       625.8       656.2       694.5       746.6         6.2%

  Total Cost of Sales       (313.3)     (257.2)     (216.5)     (251.0)     (265.4)     (277.6)     (293.0)     (313.7)        5.7%
                            ------------------------------------------------------------------------------------------      ------
Gross Profit                 531.9       330.4       285.0       336.0       360.4       378.6       401.4       432.9         6.5%
                            ------------------------------------------------------------------------------------------

Total Operating Expenses    (383.3)     (305.1)     (258.7)     (293.5)     (311.8)     (331.2)     (352.5)     (376.9)        6.5%
                            ------------------------------------------------------------------------------------------      ------
EBIT                         148.6        25.3        26.3        42.5        48.6        47.4        48.9        56.1         7.2%
  Taxes                     (54.91)     (23.51)     (13.29)     (13.69)     (14.27)     (14.18)     (15.18)     (17.20)
                            ------------------------------------------------------------------------------------------
EBIAT                         93.7         1.8        13.0        28.8        34.3        33.2        33.7        38.9         7.8%


add: Depreciation             13.0        13.5        12.8        13.3        14.5        16.9        17.9        20.0
add: Decrease in WC           25.9        (6.8)        6.5        13.0        11.7        14.9        16.6        13.6
less: CapEx                  (27.8)      (33.1)      (13.0)      (15.6)      (20.0)      (16.5)      (16.9)      (15.8)

Unlevered Free Cash Flow     104.7       (24.6)       19.4        39.6        40.4        48.5        51.3        56.6         9.4%



Net Sales Growth                         (30.5)%     (14.6)%      17.0%        6.6%        4.8%        5.8%        7.5%
Gross Margin                  62.9%       56.2%       56.8%       57.2%       57.6%       57.7%       57.8%       58.0%
EBIT Margin                   17.6%        4.3%        5.2%        7.2%        7.8%        7.2%        7.0%        7.5%
Depreciation / Sales           1.5%        2.3%        2.5%        2.3%        2.3%        2.6%        2.6%        2.7%
CapEx / Dep                    2.1 x       2.4 x       1.0 x       1.2 x       1.4 x       1.0 x       0.9 x       0.8 x


Source:
2000-4E estimates from Acorn in conjunction with Apple.

Apple Discounted Cash Flow Analysis
Management Case
(US$ in Millions except per share data)


                                                                     August 31,
                                                 2000E       2001E      2002E      2003E      2004E
                                                 -----       -----      -----      -----      -----

    UNLEVERED FCF (a)                             39.6       40.4        48.5       51.3       56.6

    NPV (b)                                      179.0 26%

    PV OF TERMINAL VALUE (c)                     512.1 74%
                                              ---------

    ENTERPRISE VALUE                            691.12

    LESS: MINORITY INTEREST IN MANGO (d)         119.5

    LESS: NET DEBT (e)                          (103.8)
                                              ---------

    EQUITY VALUE                                 675.4

      PER SHARE (f)                            $ 11.97





(a) 2000-4E projections from Acorn in conjunction with Apple.
(b) Assumes mid-year discounting convention; discounted to Novemeber 30, 1999. Assumes Discount Rate equals 12.0%
(c) Terminal Value calculated using multiple of LTM EBIT; (15.0x)
(d) Minority interest in Mango valued at market price as of 11/10/1999
(e) As of August 31, 1999
(f) Assumes 56.4MM shares outstanding

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


Apple Discounted Cash Flow Analysis
Sensitivity Analysis -- Country Projected Financial Projections (a) ($US in millions, except per share data)




FINANCIAL SENSITIVITIES

                                                 ENTERPRISE VALUE

                                          Terminal Multiple of 2004E EBIT
                             -----------------------------------------------------------
                                10.0 x      12.5 x     15.0 x      17.5 x     20.0 x
                             -----------------------------------------------------------
                       10.0%          437        529         621        714         806
    Discount           11.0%          418        507         596        685         773
      Rate             12.0%          401        486         572        657         742
                       13.0%          384        466         548        631         713
                       14.0%          368        447         526        605         684
                             -----------------------------------------------------------

                                         EQUITY VALUE PER SHARE (b) (c)

                                         Terminal Multiple of 2004E EBIT
                            -----------------------------------------------------------
                               10.0 x      12.5 x     15.0 x      17.5 x     20.0 x
                            -----------------------------------------------------------
                      10.0%         9.58      11.21       12.85      14.48       16.12
   Discount           11.0%         9.25      10.82       12.40      13.97       15.54
     Rate             12.0%         8.94      10.45       11.97      13.48       14.99
                      13.0%         8.65      10.10       11.56      13.01       14.46
                      14.0%         8.36       9.76       11.16      12.56       13.96
                            -----------------------------------------------------------

 ---------------------------------------------------------------------------------------



BUSINESS SENSITIVITIES

                                              ENTERPRISE VALUE (d)

                                       Change in Consolidated Sales Growth
                            -----------------------------------------------------------
                               -5.0%       -2.5%       0.0%        2.5%       5.0%
                            -----------------------------------------------------------
                      -2.0%          309        353         400        452         508
   Change in          -1.0%          379        430         486        547         614
     EBIT              0.0%          448        507         572        642         719
    Margin             1.0%          517        584         657        738         825
                       2.0%          586        661         743        833         930
                            -----------------------------------------------------------


                                             EQUITY VALUE PER SHARE (b) (c) (d)

                                           Change in Consolidated Sales Growth
                            -----------------------------------------------------------
                               -5.0%       -2.5%       0.0%        2.5%       5.0%
                            -----------------------------------------------------------
                      -2.0%         7.32       8.09        8.93       9.85       10.85
   Change in          -1.0%         8.55       9.45       10.45      11.53       12.72
     EBIT              0.0%         9.77      10.82       11.97      13.22       14.59
    Margin             1.0%        11.00      12.19       13.49      14.91       16.45
                       2.0%        12.22      13.55       15.01      16.59       18.32
                            -----------------------------------------------------------


(a)    Projections developed by Acorn in conjunction with Apple
(b) Assumes net debt of ($104) million as of November, 1999. Minority interest in Mango valued at market as of 11/10/1999
(c)    Assumes 56.4 million primary shares outstanding.
(d)    Assumes a 12.0% discount rate and a 15.0x  EBIT terminal multiple.

APPLE DISCOUNTED CASH FLOW ANALYSIS
REGIONAL GROWTH SCENARIOS -- COUNTRY PROJECTED FINANCIAL PROJECTIONS (a) ($US IN MILLIONS, EXCEPT PER SHARE DATA)




FINANCIAL SENSITIVITIES

                                                 ENTERPRISE VALUE

                                           Change in China Sales Growth
                            --------------------------------------------------------------
                              -10.0%       -5.0%        0.0%        5.0%        10.0%
                            --------------------------------------------------------------
                      -2.0%         358          377         400         427          460
   Change in          -1.0%         436          459         486         518          556
      EBIT             0.0%         514          540         572         609          653
     Margin            1.0%         592          622         657         700          750
                       2.0%         670          703         743         790          846
                            --------------------------------------------------------------

                                             EQUITY VALUE PER SHARE (b) (c)

                                             Change in China Sales Growth
                           ------------------------------------------------------------------
                              -10.0%        -5.0%         0.0%         5.0%        10.0%
                           ------------------------------------------------------------------
                     -2.0%          8.18         8.52         8.93         9.41         9.98
   Change in         -1.0%          9.57         9.97        10.45        11.02        11.70
     EBIT             0.0%         10.95        11.41        11.97        12.63        13.41
    Margin            1.0%         12.33        12.86        13.49        14.23        15.12
                      2.0%         13.72        14.30        15.01        15.84        16.83
                           ------------------------------------------------------------------
----------------------------------------------------------------------------------------------

BUSINESS SENSITIVITIES

                                              ENTERPRISE VALUE (d)

                                      Change in Thailand Malaysia Sales Growth
                            --------------------------------------------------------------
                               -5.0%       -2.5%        0.0%        2.5%         5.0%
                            --------------------------------------------------------------
                      -2.0%         370          384         400         417          436
   Change in          -1.0%         450          467         486         506          529
      EBIT             0.0%         530          550         572         595          621
     Margin            1.0%         611          633         657         684          713
                       2.0%         691          716         743         773          806
                            --------------------------------------------------------------


                                             EQUITY VALUE PER SHARE (b) (c) (d)

                                           Change in Thailand Malaysia Sales Growth
                           ------------------------------------------------------------------
                                   -5.0%        -2.5%         0.0%         2.5%         5.0%
                           ------------------------------------------------------------------
                     -2.0%          8.39         8.65         8.93         9.23         9.57
   Change in         -1.0%          9.82        10.12        10.45        10.81        11.21
     EBIT             0.0%         11.24        11.59        11.97        12.38        12.84
    Margin            1.0%         12.66        13.05        13.49        13.96        14.48
                      2.0%         14.08        14.52        15.01        15.53        16.11
                           ------------------------------------------------------------------



(a)       Projections developed by Acorn in conjunction with Apple
(b) Assumes net debt of ($104) million as of November, 1999. Minority interest in Mango valued at market as of 11/10/1999
(c)       Assumes 56.4 million primary shares outstanding.
(d)       Assumes a 12.0% discount rate and a 15.0x  EBIT terminal multiple.

                                     TAB A

APPLE HISTORICAL FINANCIAL OVERVIEW
PROFIT AND LOSS STATEMENT


                                                                     Years ended August 31,                             CAGR
(US$ millions)                                      1995         1996        1997         1998        1999             95-99
                                               -------------------------------------------------------------       ------------
Net Sales                                          $718.3       $716.8      $845.2       $587.6      $501.5               -8.6%
Cost of Sales                                      $274.0       $269.4      $313.3       $257.2      $216.5               -5.7%
                                               -------------------------------------------------------------       -------------
   Gross Profit                                    $444.3       $447.4      $531.9       $330.4      $285.0              -10.5%
Operating Expenses
    Distributor Incentives                          187.9        186.1       219.1        157.0       128.8               -9.0%
    Distribution Expenses                            37.8         40.8        49.7         45.2        37.8                0.0%
    Selling and Administrative Expenses              90.8         93.4       114.5        102.8        92.1                0.3%
                                               -------------------------------------------------------------       -------------
    Total Operating Expenses                        316.6        320.2       383.3        305.1       258.7               -4.9%
Operating Income                                    127.8        127.1       148.6         25.3        26.3              -32.6%
Other Income-Net                                     12.5         19.8        24.7          9.7         6.5              -15.1%
                                               -------------------------------------------------------------       -------------

Income Before Taxes and Minority Interest           140.3        146.9       173.3         35.0        32.8              -30.4%
Income Before Minority Interest                      95.3         91.2       118.4         11.5        19.5              -32.7%
Minority Interest                                     5.4          9.0        14.4         10.0         7.1                6.8%
                                               -------------------------------------------------------------       -------------
    Net Income                                      $89.9        $82.2      $104.0         $1.5       $12.5              -39.0%
Basic Earnings per Share                            $1.50        $1.37       $1.76        $0.03       $0.22              -38.0%
Dividends per Share                                 $0.64        $1.02       $0.84        $0.88       $0.00

Common Size Analysis
Cost of Sales                                       38.1%        37.6%       37.1%        43.8%       43.2%
Gross Profit                                        61.9%        62.4%       62.9%        56.2%       56.8%
Operating Income                                    17.8%        17.7%       17.6%         4.3%        5.2%
Net Income                                          12.5%        11.5%       12.3%         0.2%        2.5%

Year-on-Year Growth Rates
Net Sales                                                        -0.2%       17.9%       -30.5%      -14.7%
Gross Profit                                                      0.7%       18.9%       -37.9%      -13.7%
Net Income                                                       -8.5%       26.5%       -98.6%      758.6%

Source: 20-F


[GOLDMAN SACHS LOGO]

APPLE HISTORICAL FINANCIAL OVERVIEW
CASH FLOW STATEMENT

                                                                                            YEARS ENDED AUGUST 31,
(US$ millions)                                                              1995         1996        1997        1998       1999
                                                                        ---------------------------------------------------------
Cash Flows From Operating Activities:
     Net Income                                                             89.9         82.2        104.0         1.5      12.5
     Depreciation and Amortization                                           9.6         10.9         13.0        13.5      12.8
     Deferred Income Taxes                                                  (2.6)         4.5         (4.9)       (2.7)     (1.5)
     Loss (Gain) on Sale or Disposal of Property and Equipment               0.1          0.0         (0.0)        1.6       1.3
     Loss (Gain) on Sales of Investments                                     0.0          0.0          0.0        (0.6)     (0.6)
     Changes in Accounts Receivable                                          7.3         (2.4)        (7.5)       (7.9)      8.4
     Changes in Inventories                                                 (5.1)        17.3        (32.0)       18.2      17.3
     Changes in Prepaid Expenses and Other Current Assets                   (2.0)        10.1         (5.7)        3.0      12.1
     Changes in Accounts Payable                                           (31.5)         4.8         46.8       (18.9)    (20.4)
     Changes in Accrued Expenses and Income Taxes                           37.2         17.1         10.6       (15.1)    (15.3)
     Changes in Distributor Deposits                                         0.0          4.3         (1.6)       (4.0)      0.3
     Other                                                                  11.6          8.0         23.2        21.4       6.2
                                                                        ---------------------------------------------------------
Net Cash Provided by Operating Activities                                  114.5        156.9        146.0         9.8      33.1
Cash Flows From Investing Activities:
     Capital Expenditures                                                  (22.7)       (10.0)       (28.5)      (33.2)    (13.0)
     Proceeds From Sale of Equipment                                         0.5          0.4          0.7         0.4       0.4
     Purchases of Short-Term Investments                                  (203.9)       (35.4)       (98.6)      (80.9)    (26.8)
     Proceeds From Maturity of Investments                                 199.5         85.4         78.3       115.9      18.7
     Purchases of Available for Sale Investments                             0.0          0.0          0.0         0.0      (9.3)
     Proceeds From the Sale of Available for Sale Investments                0.0          0.0          0.0         1.6       5.1
     Issuance of Note Receivable                                             0.0          0.0         (1.1)        0.0      (0.1)
     Payments Received on Notes Receivable                                   0.0          0.0          0.0         0.3       0.0
                                                                        ---------------------------------------------------------
Net Cash Provided by (Used In) Investing Activities                        (26.6)        40.4        (49.3)        4.2     (25.1)
Cash Flows From Financing Activities:
     Net Short-Term Borrowings                                               0.0          0.0          0.0        18.5      (8.3)
     Principal Payments on Notes Payable and Capital Lease Obligations      (9.0)        (9.0)       (27.6)        0.0       0.0
     Dividends Paid to Shareholders                                        (38.4)       (61.2)       (49.7)      (49.7)      0.0
     Dividends Paid by Subsidaries to Minority Shareholders                  0.0         (3.6)        (3.1)       (6.0)    (11.3)
     Proceeds From Issuance of Common Stock                                  0.5          0.2          1.9         0.0       0.0
     Purchase of Common Stock for Retirement                                 0.0          0.0       (150.8)        0.0       0.0
     Amway (Malaysia) Purchase of Common Stock                               0.0          0.0          0.0        (2.1)      0.0
     Net Cash Received From Acquisition of Amway (B) Sdn. Bhd.               0.0          1.8          0.0         0.0       0.0
     Proceeds From Issuance of Amway (Malaysia) Common Stock                21.2         33.3          0.0         0.0       0.0
     Investment in Subsidiary by Minority Shareholder                        0.0          0.0          0.0         0.0       2.2
                                                                        ---------------------------------------------------------
Net Cash Provided by (Used In) Financing Activities                        (25.7)       (38.5)      (229.3)      (39.2)    (17.4)
     Effect of Exchange Rate Changes on Cash                                (1.6)         1.0        (20.2)      (25.5)      3.9
Net Increase (Decrease) in Cash and Cash Equivalents                        60.6        159.8       (152.8)      (50.8)     (5.5)

Source: 20-F



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



APPLE HISTORICAL FINANCIAL OVERVIEW
BALANCE SHEET


(US$ millions)                                                                  AS AT 31 AUGUST,
                                                                        1997         1998          1999
                                                                      -----------------------------------
ASSETS
  Current Assets:
    Cash and Cash Equivalents                                           207.9        157.2        151.6
    Short-Term Investments                                               48.6          0.1         10.4
    Accounts Receivables, Net of Allowance for Doubtful Accounts         18.0         21.3         14.0
    Inventories                                                         106.2         75.1         62.1
    Prepaid Expenses and Other Current Assets                            28.9         23.2         12.4
                                                                      -----------------------------------
       Total Current Assets                                             409.7        276.9        250.5
  Property, Plant and Equipment, Net                                     94.6        104.3        104.5
  Other Assets                                                           15.9          5.8         11.0
Total Assets                                                            520.1        387.1        366.1

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
    Accounts Payable                                                     85.6         59.8         41.4
    Short-Term Borrowings                                                 0.0         18.6         10.3
    Accured Expenses and Income Taxes                                   128.0         92.2         80.7
    Distributor Deposits                                                  9.6          4.3          5.0
                                                                      -----------------------------------
       Total Current Liabilities                                        223.2        174.8        137.3
  Deferred Income Taxes                                                   1.1          0.2          0.5
Total Liabilities                                                       224.3        175.0        137.8
  Minority Interests                                                     43.4         36.0         33.9
  Shareholders' Equity:
    Common Stock                                                          0.6          0.6          0.6
    Additional Paid-in Capital                                           79.6         79.2         79.2
    Unrealized Gain on Marketable Equity Securities                       0.6          0.0          0.0
    Cumulative Foreign Currency Translation Adjustments                 -17.0        -44.2        -38.4
    Retained Earnings                                                   188.7        140.5        153.0
                                                                      -----------------------------------
      Total Shareholders' Equity                                        252.5        176.1        194.4
Total Liabilities and Shareholders' Equity                              520.1        387.1        366.1


Source: 20-F